Exhibit 99.1
Contact:
Jeff Misakian
Vice President, Investor Relations
(562) 552-9417
jmisakian@go2uti.com
UTi WORLDWIDE REPORTS FISCAL 2011
FOURTH QUARTER RESULTS
Long Beach, Calif., March 24, 2011 — UTi Worldwide Inc. (NASDAQ: UTIW) today reported financial results for its fiscal 2011 fourth quarter ended January 31, 2011.
Fiscal Fourth Quarter 2011 vs. 2010 Results:
•	Revenues were $1,145.1 million, an increase of 15 percent from $991.5 million.
•	Net revenues (revenues minus purchased transportation costs) were $404.5 million, an increase of 15 percent from $350.6 million.
•	Operating income was $26.0 million, compared to $11.8 million.
•	Net income attributable to UTi Worldwide Inc. was $14.5 million, or $0.14 per diluted share, compared to $1.5 million, or $0.02 per diluted share.
Eric W. Kirchner, chief executive officer, said, “Airfreight volumes increased more than we anticipated, while ocean freight volumes contracted in the fourth quarter against more challenging comparatives in the same period last year. Yields and net revenue per unit in the fourth quarter generally improved over last year and the previous quarter as carrier spot rates moderated, particularly in ocean freight. Contract logistics and distribution revenues were up in the fourth quarter, due to both an increase in existing business activity and new business wins. Operating expenses grew at a slower rate than net revenue, despite the fact that we incurred $2.6 million in costs associated with our new financial system. Our operating margin improved in the fourth quarter of fiscal 2011 over the same period last year, but it still remains below our long-term target.”
Revenues and net revenues increased 15 percent in the 2011 fiscal fourth quarter compared to the prior-year fourth quarter primarily due to the increased airfreight and logistics volumes. Revenues also increased because of higher fuel surcharges, which the company passes through to clients.

Operating expenses in the fourth quarter of fiscal 2011, excluding purchased transportation costs, were $378.6 million, an increase of 12 percent compared to the same period last year. The increase primarily reflects expenses associated with revenue and shipment growth.
The company began expensing costs associated with its new financial system following the successful implementation in certain operations. As a result, operating expenses in the fourth quarter of fiscal 2011 included $2.6 million in related costs.
In the fourth quarter of fiscal 2010, the company recorded goodwill impairment and other charges totaling $6.7 million, which included goodwill impairment charges of $1.6 million, severance charges of $2.9 million and $2.2 million in other costs primarily associated with the exit of certain operations in smaller European countries.
The company reported operating income in the fiscal 2011 fourth quarter of $26.0 million, which represented 6.4 percent of net revenues. This compares to operating income in the year-ago fourth quarter of $11.8 million, or 3.4 percent of net revenues. The operating income and margin increases reflect the higher volumes and yield improvement in freight forwarding, as well as increased volumes in contract logistics compared to the same period last year.
The substantial increase in volumes and carrier rates in fiscal 2011 required significant additional working capital to fund duties and carrier costs on behalf of clients. Net cash provided by operations totaled $72.9 million in fiscal 2011, compared to net cash provided by operations of $120.0 million in fiscal 2010.
Kirchner added, “We have begun a process to simplify our organizational structure in order to pave the way for implementation of new standardized, global processes and systems. These actions are expected to result in severance and related costs throughout fiscal 2012. In addition, costs related to our new financial system of $8 million to $10 million are expected to be incurred this year. These costs will generate little benefit in fiscal 2012, but are expected to deliver benefits over the medium-to-long term when integrated with the new freight forwarding operating system. We anticipate modest volume growth in fiscal 2012, consistent with overall market forecasts, though the increase in the first half of the year is expected to be muted when compared to last year’s unusually strong growth rates. The first quarter of the year also may be dampened by higher fuel costs, harsh winter weather, geopolitical events, and the near-term disruption caused by the tragic events in Japan.
“These near-term challenges aside, we are still targeting growth ahead of a market which has returned to historical levels, and is more stable than we have seen in recent years. The dynamics of supply and demand are more supportive of yield stability. And we continue to focus on operating efficiency, while we move forward aggressively in our transformation initiatives. These efforts are part of our strategy of achieving long-term growth and sustainable margin improvement.”

Investor Conference Call:
UTi management will host an investor conference call today, March 24, 2011, at 8:00 a.m. PDT (11:00 a.m. EDT) to review the company’s financial results for the fiscal 2011 fourth quarter. Investment professionals are invited to participate in the live call by dialing 877-941-2332 (domestic) or 480-629-9722 (international) using conference ID 4412887. The call will be open to all interested investors through a live, listen-only audio Internet broadcast at www.go2uti.com and www.earnings.com. For those who are not available to listen to the live broadcast, the call will be archived for one year at both Web sites. A telephonic playback of the conference call also will be available from approximately 11:00 a.m. PDT, today, through March 27, 2011, by calling 800-406-7325 (domestic) or 303-590-3030 (international) and using replay passcode 4412887.
About UTi Worldwide:
UTi Worldwide Inc. is an international, non-asset-based supply chain services and solutions company providing air and ocean freight forwarding, contract logistics, customs brokerage, distribution, inbound logistics, truckload brokerage and other supply chain management services. The company serves a large and diverse base of global and local companies, including clients operating in industries with unique supply chain requirements such as the pharmaceutical, retail, apparel, chemical, automotive and technology industries. The company seeks to use its global network, proprietary information technology systems, relationships with transportation providers, and expertise in outsourced logistics services to deliver competitive advantage to each of its clients’ supply chains.
Use of Non-GAAP Financial Information:
The tables to this press release include “non-GAAP financial measures” within the meaning of the Securities and Exchange Commission rules. UTi believes that meaningful analysis of its financial performance requires an understanding of the factors underlying that performance and the company’s judgments about the likelihood that particular factors will repeat. Short-term patterns and long-term trends may be obscured by the impact of certain items. For this reason, in the tables to this press release the company has referred to organic, constant-currency revenue and net revenue growth, which are adjusted to exclude the impact of acquisitions made since the beginning of the comparative period and the impact of currency fluctuations between comparable periods; and to organic, constant-currency adjusted operating expenses, which are adjusted to exclude purchased transportation costs, the impact of acquisitions made since the beginning of the comparative period and the impact of currency fluctuations between comparable periods. This information is among the information the company uses as a basis for evaluating company performance on a comparable basis over time, allocating resources and planning and forecasting of future periods. The company has also provided this information because such adjustments make performance information more comparable to prior disclosures for investors, and may enhance the ability of investors to analyze the company’s performance. This information is not intended to be considered in isolation or as a substitute for, or superior to, the relevant measures prepared and presented in accordance with U.S. GAAP. For more information on these non-GAAP financial measures, please see the tables at the end of this press release.

Safe Harbor Statement:
Certain statements in this news release may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The company intends that all such statements be subject to the “safe-harbor” provisions contained in those sections. Such forward-looking statements may include, but are not limited to, the company’s discussion of estimated growth in fiscal 2012 and the relative softness in anticipated growth in the first half of the year, the impact of macro-related conditions on the first quarter of fiscal 2012, the company’s target of growing ahead of the market, the dynamics of supply and demand and their impact on yield stability, the company’s strategy for achieving long-term growth and sustainable margin improvement, the timing and anticipated impact of various actions aimed at simplifying the company’s organizational structure, including the expected severance and related costs arising therefrom, the amount and timing of charges relating to the company’s new financial system, the outlook for the future and other statements not of an historical nature. Many important factors may cause the company’s actual results to differ materially from those discussed in any such forward-looking statements, including but not limited to the economic volatility that has materially impacted trade volumes, transportation capacity, pricing dynamics and overall margins; the financial condition of many of the company’s customers; planned or unplanned consequences of the company’s sales initiatives, procurement initiatives and business transformation efforts; the demand for the company’s services; the impact and related costs associated with reorganization efforts and/or cost reduction measures undertaken by the company; increased competition; the impact of volatile fuel costs and changes in foreign exchange rates; changes in the company’s effective tax rates; industry consolidation making it more difficult to compete against larger companies; general economic, political and market conditions, including those in Africa, Asia and EMENA; work stoppages or slowdowns or other material interruptions in transportation services; risks of international operations; risks associated with, and costs and expenses the company will incur as a result of, the ongoing publicly announced U.S. Department of Justice and other governmental investigations into the pricing practices of the air cargo transportation industry and other similar or related investigations and lawsuits; disruptions caused by epidemics, natural disasters, conflicts, wars and terrorism; and the other risks and uncertainties described in “Risk Factors” and “Forward-looking Statements” in the company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and described in the company’s other filings with the Securities and Exchange Commission. Although UTi believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, the company cannot assure the reader that the results contemplated in forward-looking statements will be realized in the timeframe anticipated or at all. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by UTi or any other person that UTi’s objectives or plans will be achieved. Accordingly, investors are cautioned not to place undue reliance on the company’s forward-looking statements. UTi undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
# # #
(Tables Follow)

UTi Worldwide Inc.
Condensed Consolidated Statements of Income
(in thousands, except share and per share amounts)

	Three months ended January 31,		Year ended January 31,
	2011	2010	2011	2010
	(Unaudited)	(Unaudited)	(Unaudited)
Revenues:
Airfreight forwarding	$393,303	$349,836	$1,608,312	$1,187,880
Ocean freight forwarding	295,173	255,329	1,190,529	891,276
Customs brokerage	27,765	23,913	108,804	92,456
Contract logistics	192,289	174,920	736,376	650,739
Distribution	122,567	102,357	488,261	414,920
Other	114,026	85,111	417,491	330,251

Total revenues	1,145,123	991,466	4,549,773	3,567,522

Operating expenses:
Purchased transportation costs:
Airfreight forwarding	306,789	276,341	1,273,408	904,179
Ocean freight forwarding	243,443	210,387	998,234	717,093
Customs brokerage	1,068	747	6,102	5,712
Contract logistics	42,018	41,096	158,436	125,245
Distribution	82,341	66,857	331,654	277,849
Other	64,951	45,445	226,468	176,443

Staff costs	223,618	194,008	849,995	753,149
Depreciation	11,044	12,256	46,008	43,994
Amortization of intangible assets	4,873	2,981	14,718	11,126
Restructuring charges	—	—	—	1,231
Goodwill impairment	—	1,562	—	1,562
Other operating expenses	139,026	127,958	522,034	466,435

Total operating expenses	1,119,171	979,638	4,427,057	3,484,018

Operating income	25,952	11,828	122,716	83,504
Interest expense, net	(3,588)	(2,816)	(16,109)	(12,721)
Other (expense)/income, net	(938)	(599)	1,245	(855)

Pretax income	21,426	8,413	107,852	69,928
Provision for income taxes	6,123	6,667	33,229	24,428

Net income	15,303	1,746	74,623	45,500
Net income attributable to noncontrolling interests	766	199	4,720	4,386

Net income attributable to UTi Worldwide Inc.	$14,537	$1,547	$69,903	$41,114

Basic earnings per common share attributable to UTi Worldwide Inc. common shareholders	$0.14	$0.02	$0.70	$0.41

Diluted earnings per common share attributable to UTi Worldwide Inc. common shareholders	$0.14	$0.02	$0.68	$0.41

Number of weighted-average common shares outstanding used for per share calculations
Basic shares	100,843,950	100,273,465	100,577,194	99,878,211
Diluted shares	102,511,077	101,731,307	102,222,037	101,458,179

UTi Worldwide Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	January 31,	January 31,
	2011	2010
	(Unaudited)
Assets

Cash and cash equivalents	$326,795	$350,784
Trade receivables, net	879,842	727,413
Deferred income taxes	20,400	16,917
Other current assets	131,295	111,575

Total current assets	1,358,332	1,206,689

Property, plant and equipment, net	175,700	180,422
Goodwill and other intangible assets, net	515,578	487,473
Investments	1,102	1,717
Deferred income taxes	29,526	31,815
Other non-current assets	32,467	29,430

Total assets	$2,112,705	$1,937,546

Liabilities & Equity

Bank lines of credit	$170,732	$100,653
Short-term borrowings	7,238	8,032
Current portion of long-term borrowings	34,232	69,934
Current portion of capital lease obligations	16,232	16,832
Trade payables and other accrued liabilities	822,887	732,018
Income taxes payable	8,521	1,929
Deferred income taxes	3,881	3,503

Total current liabilities	1,063,723	932,901

Long-term borrowings, excluding current portion	61,230	99,097
Capital lease obligations, excluding current portion	19,158	23,892
Deferred income taxes	30,487	32,874
Other non-current liabilities	37,943	34,500

Commitments and contingencies

UTi Worldwide Inc. shareholders’ equity:
Common stock	484,884	464,731
Retained earnings	437,307	373,548
Accumulated other comprehensive loss	(35,116)	(46,904)

Total UTi Worldwide Inc. shareholders’ equity	887,075	791,375
Noncontrolling interests	13,089	22,907

Total equity	900,164	814,282

Total liabilities and equity	$2,112,705	$1,937,546

UTi Worldwide Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Year ended
	January 31,
	2011	2010
	(Unaudited)
Operating Activities:
Net income	$74,623	$45,500
Adjustments to reconcile net income to net cash provided by operating activities:
Share-based compensation costs, net	8,746	8,274
Depreciation	46,008	43,994
Amortization of intangible assets	14,718	11,126
Amortization of debt issuance costs	3,088	1,537
Goodwill and intangible asset impairment	—	1,562
Deferred income taxes	(1,804)	6,128
Uncertain tax positions	(3,699)	629
Excess tax benefit from share-based compensation	(291)	(1,734)
Loss/(gain) on disposal of property, plant and equipment	338	(5,915)
Provision for doubtful accounts	4,361	3,507
Other	(988)	1,964
Net changes in operating assets and liabilities	(72,215)	3,402

Net cash provided by operating activities	72,885	119,974

Investing Activities:
Purchases of property, plant and equipment	(39,228)	(23,551)
Proceeds from disposal of property, plant and equipment	2,480	13,649
Purchases of software and other intangible assets	(19,645)	(5,438)
Net (increase)/decrease in other non-current assets	(1,811)	1,383
Acquisitions and related payments	(3,449)	(9,248)
Other	(570)	(1,417)

Net cash used in investing activities	(62,223)	(24,622)

Financing Activities:
Net borrowings under bank lines of credit	65,115	4,575
Net (decrease)/increase in short-term borrowings	(9,901)	831
Proceeds from issuance of long-term borrowings	84	56,498
Repayment of long-term borrowings	(68,169)	(70,465)
Debt issuance costs	—	(6,528)
Repayment of capital lease obligations	(19,202)	(22,754)
Contingent consideration paid	(3,734)	—
Acquisition of noncontrolling interest	(8,323)	—
Dividends paid to noncontrolling interests	(1,719)	(2,020)
Net proceeds from issuance of ordinary shares	5,456	4,170
Excess tax benefit from share-based compensation	291	1,734
Dividends paid	(6,144)	(6,027)

Net cash used in financing activities	(46,246)	(39,986)

Effect of foreign exchange rate changes on cash and cash equivalents	11,595	38,549

Net (decrease)/increase in cash and cash equivalents	(23,989)	93,915
Cash and cash equivalents at beginning of period	350,784	256,869

Cash and cash equivalents at end of period	$326,795	$350,784

UTi Worldwide Inc.
Segment Reporting
(in thousands)
(Unaudited)

	Three months ended January 31, 2011
		Contract
	Freight	Logistics and
	Forwarding	Distribution	Corporate	Total

Revenues	$789,735	$355,388	$—	$1,145,123

Purchased transportation costs	604,426	136,184	—	740,610
Staff costs	104,189	111,977	7,452	223,618
Depreciation and amortization of intangible assets	5,834	9,878	205	15,917
Other operating expense	51,971	81,151	5,904	139,026

Total operating expenses	766,420	339,190	13,561	1,119,171

Operating income/(loss)	$23,315	$16,198	$(13,561)	25,952

Interest expense, net				(3,588)
Other expense, net				(938)

Pretax income				21,426
Provision for income taxes				6,123

Net income				15,303
Net income attributable to noncontrolling interests				766

Net income attributable to UTi Worldwide Inc.				$14,537

UTi Worldwide Inc.
Segment Reporting
(in thousands)
(Unaudited)

	Three months ended January 31, 2010
		Contract
	Freight	Logistics and
	Forwarding	Distribution	Corporate	Total

Revenues	$675,755	$315,711	$—	$991,466

Purchased transportation costs	520,129	120,744	—	640,873
Staff costs	90,769	99,178	4,061	194,008
Depreciation and amortization of intangible assets	5,316	9,597	324	15,237
Goodwill impairment	—	1,562	—	1,562
Other operating expenses	45,908	76,929	5,121	127,958

Total operating expenses	662,122	308,010	9,506	979,638

Operating income/(loss)	$13,633	$7,701	$(9,506)	11,828

Interest expense, net				(2,816)
Other expense, net				(599)

Pretax income				8,413
Provision for income taxes				6,667

Net income				1,746
Net income attributable to noncontrolling interests				199

Net income attributable to UTi Worldwide Inc.				$1,547

UTi Worldwide Inc.
Segment Reporting
(in thousands)
(Unaudited)

	Year ended January 31, 2011
		Contract
	Freight	Logistics and
	Forwarding	Distribution	Corporate	Total

Revenues	$3,162,238	$1,387,535	$—	$4,549,773

Purchased transportation costs	2,456,000	538,302	—	2,994,302
Staff costs	391,060	433,641	25,294	849,995
Depreciation and amortization of intangible assets	21,106	38,873	747	60,726
Other operating expense	195,014	305,619	21,401	522,034

Total operating expenses	3,063,180	1,316,435	47,442	4,427,057

Operating income/(loss)	$99,058	$71,100	$(47,442)	122,716

Interest expense, net				(16,109)
Other income, net				1,245

Pretax income				107,852
Provision for income taxes				33,229

Net income				74,623
Net income attributable to noncontrolling interests				4,720

Net income attributable to UTi Worldwide Inc.				$69,903

UTi Worldwide Inc.
Segment Reporting
(in thousands)
(Unaudited)

	Year ended January 31, 2010
		Contract
	Freight	Logistics and
	Forwarding	Distribution	Corporate	Total

Revenues	$2,351,093	$1,216,429	$—	$3,567,522

Purchased transportation costs	1,755,435	451,086	—	2,206,521
Staff costs	346,087	392,307	14,755	753,149
Depreciation and amortization of intangible assets	19,260	35,111	749	55,120
Restructuring charges	—	—	1,231	1,231
Goodwill impairment	—	1,562	—	1,562
Other operating expenses	163,438	284,923	18,074	466,435

Total operating expenses	2,284,220	1,164,989	34,809	3,484,018

Operating income/(loss)	$66,873	$51,440	$(34,809)	83,504

Interest expense, net				(12,721)
Other expense, net				(855)

Pretax income				69,928
Provision for income taxes				24,428

Net income				45,500
Net income attributable to noncontrolling interests				4,386

Net income attributable to UTi Worldwide Inc.				$41,114

Geographic Reporting
(in thousands)
(Unaudited)

	Three months ended January 31, 2011
				Contract
		Contract		Logistics
		Logistics	Freight	and
	Freight	and	Forwarding	Distribution
	Forwarding	Distribution	Net	Net	Operating
	Revenue	Revenue	Revenue	Revenue	Income/(Loss)

EMENA	$240,847	$66,323	$63,946	$38,918	$1,688
Americas	159,565	180,615	43,496	95,302	4,873
Asia Pacific	271,408	11,952	51,732	7,798	15,411
Africa	117,915	96,498	26,135	77,186	17,541
Corporate	—	—	—	—	(13,561)

Total	$789,735	$355,388	$185,309	$219,204	$25,952

	Three months ended January 31, 2010
				Contract
		Contract		Logistics
		Logistics	Freight	and
	Freight	and	Forwarding	Distribution
	Forwarding	Distribution	Net	Net	Operating	Goodwill
	Revenue	Revenue	Revenue	Revenue	Income/(Loss)	Impairment

EMENA	$225,263	$70,318	$60,409	$43,124	$1,814	$—
Americas	131,216	160,078	35,299	86,877	(1,392)	1,562
Asia Pacific	240,936	9,126	40,446	6,104	11,113	—
Africa	78,340	76,189	19,472	58,862	9,799	—
Corporate	—	—	—	—	(9,506)	—

Total	$675,755	$315,711	$155,626	$194,967	$11,828	$1,562

Geographic Reporting
(in thousands)
(Unaudited)

	Year ended January 31, 2011
				Contract
		Contract		Logistics
		Logistics	Freight	and
	Freight	and	Forwarding	Distribution
	Forwarding	Distribution	Net	Net	Operating
	Revenue	Revenue	Revenue	Revenue	Income/(Loss)

EMENA	$941,176	$257,949	$242,717	$150,620	$9,739
Americas	648,451	726,176	177,113	379,614	35,395
Asia Pacific	1,158,101	44,427	188,467	29,701	57,600
Africa	414,510	358,983	97,941	289,298	67,424
Corporate	—	—	—	—	(47,442)

Total	$3,162,238	$1,387,535	$706,238	$849,233	$122,716

	Year ended January 31, 2010
				Contract
		Contract		Logistics
		Logistics	Freight	and
	Freight	and	Forwarding	Distribution
	Forwarding	Distribution	Net	Net	Operating	Restructuring	Goodwill
	Revenue	Revenue	Revenue	Revenue	Income/(Loss)	Charges	Impairment

EMENA	$827,823	$248,601	$229,561	$159,588	$4,845	$—	$—
Americas	480,890	642,840	142,697	357,606	17,004	—	1,562
Asia Pacific	758,408	34,985	145,795	24,218	39,316	—	—
Africa	283,972	290,003	77,605	223,931	57,148	—	—
Corporate	—	—	—	—	(34,809)	1,231	—

Total	$2,351,093	$1,216,429	$595,658	$765,343	$83,504	$1,231	$1,562

UTi Worldwide Inc.
Revenue Growth Reconciliation
(in thousands)
(Unaudited)
Set forth below is a reconciliation of our organic growth in our revenues and net revenues over the corresponding prior-year period.

	Revenues		Net Revenues

Three months ended January 31, 2010	$991,466		$350,593
Add: Acquisitions impact (1)	2,356	—%	207	—%
Add: Currency impact (2)	8,872	1%	5,436	2%
Organic growth	142,429	14%	48,277	14%

Three months ended January 31, 2011	$1,145,123		$404,513

(1)	Relates to revenues and net revenues in the current period for businesses acquired from November 2009.

(2)
Represents the fluctuations in foreign currency exchange rates when balances are translated on constant currency basis into U.S. dollars. The company makes constant currency computations using actual results computed at the foreign currency exchange rates for the comparative prior period.

UTi Worldwide Inc.
Revenue Growth Reconciliation
(in thousands)
(Unaudited)
Set forth below is a reconciliation of our organic growth in our revenues and net revenues over the corresponding prior-year period.

	Revenues		Net Revenues

Year ended January 31, 2010	$3,567,522		$1,361,001
Add: Acquisitions impact (3)	6,563	—%	448	—%
Add: Currency impact (4)	90,360	3%	43,790	3%
Organic growth	885,328	25%	150,232	11%

Year ended January 31, 2011	$4,549,773		$1,555,471

(3)	Relates to revenues and net revenues in the current period for businesses acquired from February 2009.

(4)
Represents the fluctuations in foreign currency exchange rates when balances are translated on constant currency basis into U.S. dollars. The company makes constant currency computations using actual results computed at the foreign currency exchange rates for the comparative prior period.

UTi Worldwide Inc.
Total Operating Expense Reconciliation
(in thousands)
(Unaudited)
Set forth below is a reconciliation of our organic growth in our operating expenses over the corresponding prior-year period.

	Three months ended
	January 31, 2011	January 31, 2010

Total operating expenses	$1,119,171	$979,638
Less: Purchased transportation costs	740,610	640,873

Adjusted operating expenses	$378,561	338,765

Reconciliation of adjusted operating expenses
Add: Acquisition impact (5)		447	—%
Add: Currency impact (6)		4,278	1%
Add: Organic impact		35,071	10%

Adjusted operating expenses for the three months ended January 31, 2011		$378,561

(5)	Relates to operating expenses in the current period for businesses acquired from November 2009.

(6)
Represents the fluctuations in foreign currency exchange rates when balances are translated on constant currency basis into U.S. dollars. The company makes constant currency computations using actual results computed at the foreign currency exchange rates for the comparative prior period.

UTi Worldwide Inc.
Total Operating Expense Reconciliation
(in thousands)
(Unaudited)
Set forth below is a reconciliation of our organic growth in our operating expenses over the corresponding prior-year period.

	Year ended
	January 31, 2011	January 31, 2010

Total operating expenses	$4,427,057	$3,484,018
Less: Purchased transportation costs	2,994,302	2,206,521

Adjusted operating expenses	$1,432,755	1,277,497

Reconciliation of adjusted operating expenses
Add: Acquisition impact (7)		881	—%
Add: Currency impact (8)		38,209	3%
Add: Organic impact		116,168	9%

Adjusted operating expenses for the year ended January 31, 2011		$1,432,755

(7)	Relates to operating expenses in the current period for businesses acquired from February 2009.

(8)
Represents the fluctuations in foreign currency exchange rates when balances are translated on constant currency basis into U.S. dollars. The company makes constant currency computations using actual results computed at the foreign currency exchange rates for the comparative prior period.